Exhibit

10F-3 Transactions

Fund                        Security          Ticker
Growth&Income   CIT Group          CIT


Shares         Price         IPO Price
179,900      23.00           23.00

Underwriters                Affiliated
  Discount                      Brokers
       .92                            CSFB